Exhibit 2.3
    WHEREAS,

DRONE AVIATION HOLDING CORP

a non-qual{fied cmporation organized under the laws of the State of NEVADA, UNITED STATES OF AMERICA, has filed in the office of the Secretary of State duly authenticated  evidence of a merger whereby said non-qualified cmporation is the survivor, as provided by the laws of the State of Oklahoma.
    NOW THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such merger.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma.

Filed in the City of Oklahoma City this 30th day of April, 2014.

Secretary Of State

CERTIFICATE OF MERGER OR CONSOLIDATION

RECEIVED

TO:    OKLAHOMA SECRETARY OF STATE
           2300 N. Lincoln Blvd., Room 101, State Cnpitol Building
           Oklahoma City, OK 73105-7897
           (405) 522-4560

SPECIAL INSTRUCTIONS: Submit this fonn to file a merger or consolidation  pursuant to the Oklahoma General Corporation Act. Please consult this Act carefully. Use this form ONLY  when one or more Oklahoma corporations merge with one or more corporations incorporated under the laws of a jurisdiction other than Oklahoma and the surviving or resulting corporation is a FOREIGN corporation.

A.	The Agreement of Merger or Consolidation, ATTACHED HERETO, has been adopted, approved, certified, executed, and acknowledged by each of the constituent corporations.

OR

B.	In lieu of filing an executed agreement of merger or consolidation, the surviving or resulting corporation hereby states and certifies as follows:

I.	The name and state of incorporation of each of the constituent corporations:

NAME OF INCORPORATION	STATE OF INCORPORATION

Macrosolve Inc.	Oklahoma

Drone Aviation Holding Corp	Nevada

2.
An agreement of merger or consolidation has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance wlith the provisions of Title 18, Section 1082.  In the case of each foreign corporation, the agreement  shall be adopted, approved, executed and acknowledged  in accordance with the laws under which it is formed.

3.	The name of the surviving or resulting corporation:

Drone Aviation Holding Corp,

4.	Check the statement applicable to the merger or consolidation:

☑	No amendments or changes are desired to be made so that the certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

☐	Any amendments or changes in the certificate of incorporation of the surviving corporation as are desired to be effected by the merger are set out in an attachment herein.

☐	The certificate ofincorporation of the corporation resulting from the consolidation is set forth in an attachment hereto.

5.	The executed agreement of consolidation or merger is on file at the principal place ofbusiness of the surviving corporation at the following address:

9521-B Riverside Parkway, #134	Tulsa	Oklahoma	74137
Street Address	City	State	Zip Code

6.	A copy of the agreement of consolidation or merger shall be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

7.
The surviving or resulting corporation is to be governed by the laws of the District of Columbia or any state other than this state and hereby agrees that it may be served with process in this state in any proceeding for enforcement of any obligation of any constituent corporation of this state, as well as for enforcement  of any obligation of the surviving or resulting corporation arising from the merger or consolidation, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal  proceedings pursuant to tlte provisions of Title 18, Section 1091.

The surviving or resulting corporation hereby irrevocably appoints the Secretary of Sto tc as its ogent to accept service of process in any suit or other proceedings. The address to which a copy of any process shall be mailed by the Secretary of State is:

9521-B Riverside Parkway, #134	Tulsa	Oklahoma	74137
Street Address	City	State	Zip Code

IN WITNESS WHEREOF, the surl'iving or resulting corporation has caused this certificate of merger or consolidation to be executed by its President or Vice President and attested by its Sec•·etary or Assistant Secretary this 30day of April 2014.

/s/ Michael Haas
Signature

Michael Haas, President
Prinl Name and Title

ATTEST:

/s/ Kendall W. Carpenter
Signature

Kendall W. Carpenter, EVP, CFO and Secretary
Print Name and Title

3